Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Mike McCoy
(404) 827-6714	(404) 588-7230
For Immediate Release
April 21, 2017

SunTrust Reports First Quarter 2017 Results
Consistent, Strategic Investments and Diverse Business Model
Produce 7% Year-over-Year Revenue Growth

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) reported net income available to common shareholders of $451 million, or $0.91 per average common diluted share, which includes $0.04 of tax benefits. When adjusting for these benefits, earnings were $0.87, down 3% sequentially, given typical seasonality, and up 4% compared to the prior year as a result of strong 7% revenue growth and reduced shares outstanding.

“Our performance this quarter is the direct result of the investments we have been making in strengthening our franchise and diversifying our business mix,” said William H. Rogers, Jr., chairman and CEO of SunTrust Banks, Inc. “2017 is off to a good start and we remain committed to investing in client growth, improving efficiency, and increasing capital returns.”

First Quarter 2017 Financial Highlights
(Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income, net interest margin, total revenue, and efficiency ratios are provided on a fully taxable-equivalent basis, which generally assumes a 35% marginal federal tax rate and state income taxes, where applicable. We provide unadjusted amounts in the table on page 3 of this news release and detailed reconciliations and additional information in Appendix A on pages 21 and 22.)

Income Statement

•	Net income available to common shareholders was $451 million, or $0.91 per average common diluted share, compared to $0.90 for the prior quarter and $0.84 for the first quarter of 2016.

◦	This quarter was favorably impacted by $0.04 per share of discrete tax benefits.

•	Total revenue increased 3% compared to the prior quarter and 7% compared to the first quarter of 2016.

◦	These increases were driven largely by higher net interest income and record investment banking performance in the first quarter of 2017.

•
Net interest margin was 3.09% in the current quarter, up 9 basis points sequentially and up 5 basis points compared to the prior year, driven by higher earning asset yields as a result of the steeper yield curve and the increase in benchmark interest rates. Compared to the prior year, the net interest margin was also favorably impacted by continued positive mix shift in the loan portfolio.

•	Provision for credit losses increased $18 million sequentially as a result of a reserve release in the prior quarter.

•	Noninterest expense increased 5% sequentially and 11% compared to the prior year.

◦	The sequential increase was driven primarily by the seasonal increase in employee benefit costs in addition to incremental costs associated with the Pillar acquisition.

◦
Compared to the prior year, the increase was driven largely by higher compensation associated with improved business and stock price performance, ongoing investments in talent, higher FDIC premiums, and costs associated with efficiency initiatives including branch closures.

•
The efficiency and tangible efficiency ratios in the current quarter were 65.2% and 64.6%, respectively, both higher than the prior quarter as strong revenue growth was offset by seasonally higher noninterest expense (as outlined above).

Balance Sheet

•	Average loan balances increased 1% sequentially and 4% year-over-year, driven primarily by growth in consumer and C&I, partially offset by declines in residential home equity products.

•
Average consumer and commercial deposits increased 1% sequentially and 6% compared to the first quarter of 2016, driven by growth in NOW and money market account balances for both periods, as well as an increase in demand deposits year-over-year.

Capital

•	Estimated capital ratios continue to be well above regulatory requirements. The Common Equity Tier 1 ("CET1") ratio was estimated to be 9.7% as of March 31, 2017, and 9.5% on a fully phased-in basis.

•
During the quarter, the Company repurchased $414 million of its outstanding common stock, which included $240 million under its 2016 capital plan and an incremental $174 million under the 1% of Tier 1 Capital de-minimis exception permitted under the applicable 2016 Capital Plan Rule.

•	Book value per common share was $45.62 and tangible book value per common share was $33.06, both up slightly from December 31, 2016, driven by growth in retained earnings.

Asset Quality

•	Nonperforming loans decreased $56 million from the prior quarter and represented 0.55% of total loans at March 31, 2017.

•	Net charge-offs for the current quarter were $112 million, or 0.32% of average loans on an annualized basis, down $24 million sequentially.

•	The provision for credit losses increased $18 million sequentially as a result of a reserve release in the prior quarter.

•	At March 31, 2017, the ALLL to period-end loans ratio increased 1 basis point from the prior quarter.

Income Statement (Dollars in millions, except per share data)	1Q 2017	4Q 2016	3Q 2016	2Q 2016	1Q 2016
Net interest income	$1,366	$1,343	$1,308	$1,288	$1,282
Net interest income-FTE [2]	1,400	1,377	1,342	1,323	1,318
Net interest margin	3.02%	2.93%	2.88%	2.91%	2.96%
Net interest margin-FTE [2]	3.09	3.00	2.96	2.99	3.04
Noninterest income	$847	$815	$889	$898	$781
Total revenue	2,213	2,158	2,197	2,186	2,063
Total revenue-FTE [2]	2,247	2,192	2,231	2,221	2,099
Noninterest expense	1,465	1,397	1,409	1,345	1,318
Provision for credit losses	119	101	97	146	101
Net income available to common shareholders	451	448	457	475	430
Earnings per average common diluted share	0.91	0.90	0.91	0.94	0.84

Balance Sheet (Dollars in billions)
Average loans	$143.7	$142.6	$142.3	$141.2	$138.4
Average consumer and commercial deposits	158.9	158.0	155.3	154.2	149.2

Capital
Capital ratios at period end [1] :
Tier 1 capital (transitional)	10.40%	10.28%	10.50%	10.57%	10.63%
Common Equity Tier 1 ("CET1") (transitional)	9.69	9.59	9.78	9.84	9.90
Common Equity Tier 1 ("CET1") (fully phased-in) [2]	9.54	9.43	9.66	9.73	9.77
Total average shareholders’ equity to total average assets	11.59	11.84	12.12	12.11	12.33

Asset Quality
Net charge-offs to average loans (annualized)	0.32%	0.38%	0.35%	0.39%	0.25%
Allowance for loan and lease losses to period-end loans	1.20	1.19	1.23	1.25	1.27
Nonperforming loans to total loans	0.55	0.59	0.67	0.67	0.70
1 Current period Tier 1 capital and CET1 ratios are estimated as of the date of this news release.
2 See Appendix A on page 21 for non-U.S. GAAP reconciliations and additional information.

Consolidated Financial Performance Details
(Commentary is on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.2 billion for the current quarter, an increase of $55 million compared to the prior quarter. Net interest income increased $23 million sequentially due to a higher net interest margin and growth in average earning assets. Noninterest income increased $32 million sequentially driven by higher investment banking and mortgage-related income. Compared to the first quarter of 2016, total revenue increased $148 million, driven by an $82 million increase in net interest income (due to the same reasons noted above) and a $69 million increase in investment banking income.

Net Interest Income
Net interest income was $1.4 billion for the current quarter, an increase of $23 million and $82 million compared to the prior quarter and prior year, respectively. Both increases were driven primarily by an increase in the net interest margin and growth in earning assets.
Net interest margin for the current quarter was 3.09%, compared to 3.00% in the prior quarter and 3.04% in the first quarter of 2016. The 9 and 5 basis point increases relative to the prior quarter and prior year were driven primarily by higher earning asset yields as a result of the steeper yield curve and the increase in benchmark interest rates. Compared to the prior year, the net interest margin was also favorably impacted by continued positive mix shift in the loan portfolio.
Noninterest Income
Noninterest income was $847 million for the current quarter, compared to $815 million for the prior quarter and $781 million for the first quarter of 2016. The $32 million sequential increase was due primarily to higher investment banking and mortgage-related income, partially offset by a decrease in commercial real estate related income due to typical seasonality. Compared to the first quarter of 2016, noninterest income increased $66 million, driven largely by record investment banking income, partially offset by lower mortgage-related income.
Investment banking income was $167 million for the current quarter, compared to $122 million in the prior quarter and $98 million in the first quarter of 2016. The $45 million increase compared to the prior quarter and $69 million increase compared to the first quarter of 2016 were due to broad-based growth across most products, particularly syndicated finance and M&A advisory, which both had record quarters.
Trading income was $51 million for the current quarter, compared to $58 million in the prior quarter and $55 million in the first quarter of 2016. The sequential decrease was due primarily to lower counterparty credit valuation reserves recognized in the prior quarter, which offset the increase in core trading revenue in the current quarter. The decrease compared to the first quarter of 2016 was driven largely by lower client-related interest rate hedging activity.
Mortgage production income for the current quarter was $53 million, compared to $78 million for the prior quarter and $60 million for the first quarter of 2016. The $25 million sequential decrease was due primarily to lower refinancing activity in addition to a mortgage repurchase reserve release in the prior quarter. Mortgage application volume decreased 6% sequentially and 16% compared to the first quarter of 2016, and closed loan volume decreased 37% sequentially, but increased 11% compared to the first quarter of 2016.
Mortgage servicing income was $58 million for the current quarter, compared to $25 million in the prior quarter and $62 million in the first quarter of 2016. The $33 million sequential increase was due to higher servicing fees (driven by acquisitions which closed in the first quarter of 2017) and lower servicing asset decay. At March 31, 2017 and 2016, the servicing portfolio totaled $164.5 billion and $148.9 billion, respectively.
Trust and investment management income was $75 million for the current quarter, compared to $73 million for the prior quarter and $75 million for the first quarter of 2016. The $2 million increase from the prior quarter was primarily due to an increase in trust and institutional assets under management.
Client transaction-related fees (namely service charges on deposits, other charges and fees, and card fees) decreased $3 million compared to the prior quarter due largely to the residual impact of the enhanced posting order process instituted during the fourth quarter of 2016. Compared to first quarter of 2016, client transaction-related fees were stable.
Commercial real estate related income was $20 million for the current quarter, compared to $33 million for the prior quarter and $17 million for the first quarter of 2016. This new income statement line item includes noninterest income from Pillar & Cohen Financial ("Pillar"), which the Company acquired in December 2016, as well as noninterest income from other commercial real estate-related businesses (specifically Structured Real Estate and SunTrust Community Capital), which were previously recorded in 'other noninterest income'. The $13 million sequential decrease was due largely to a decline in revenue from SunTrust Community Capital, which is typically higher in the fourth quarter. The

$3 million increase compared to the first quarter of 2016 was attributable to income from Pillar, partially muted by higher structured real estate-related revenue in the first quarter of 2016.
Other noninterest income was $30 million for the current quarter, compared to $29 million in the prior quarter and $21 million in the first quarter of 2016. The $9 million increase compared to the prior year was due primarily to gains on the sale of affordable housing investments recognized in the current quarter as well as certain asset impairment charges recognized during the first quarter of 2016.
Noninterest Expense
Noninterest expense was $1.5 billion in the current quarter, representing a sequential increase of $68 million and an increase of $147 million compared to the first quarter of 2016. The sequential increase was driven by the seasonal increase in employee benefit costs in addition to incremental costs associated with the Pillar acquisition. The increase relative to the prior year was driven by higher costs associated with improved business and stock price performance, ongoing investments in talent, higher FDIC premiums, and costs associated with ongoing efficiency initiatives including branch closures and severance costs.
Employee compensation and benefits expense was $852 million in the current quarter, compared to $762 million in the prior quarter and $774 million in the first quarter of 2016. The sequential increase of $90 million was due to the seasonal increase in employee benefit costs and incremental compensation costs associated with the Pillar acquisition. The $78 million increase compared to the first quarter of 2016 was due primarily to higher compensation costs associated with improved business performance and stock price performance, continued investments in talent and technology, and the incremental compensation costs associated with the Pillar acquisition.
Operating losses were $32 million in the current quarter, compared to $23 million in the prior quarter and $24 million in the first quarter of 2016. The increase relative to both quarters was due primarily to higher legal accruals recognized during the current quarter.
Outside processing and software expense was $205 million in the current quarter, compared to $209 million in the prior quarter and $198 million in the first quarter of 2016. The $4 million sequential decrease was due to normal quarterly variability. The $7 million year-over-year increase was driven primarily by higher utilization of third-party services as a result of increased business activity.
FDIC premium and regulatory expense was $48 million in the current quarter, compared to $46 million in the prior quarter and $36 million in the first quarter of 2016. The increase compared to the prior year was driven by the FDIC surcharge on large banks, which became effective during the third quarter of 2016, and a larger assessment base attributable to balance sheet growth.
Marketing and customer development expense was $42 million in the current quarter, compared to $52 million in the prior quarter and $44 million in the first quarter of 2016. The decrease relative to both quarters was driven by normal quarterly variability in advertising and client development costs.
Net occupancy expense was $92 million in the current quarter, compared to $94 million in the prior quarter and $85 million in the first quarter of 2016.  The increase relative to the prior year was due primarily to a reduction in amortized gains from prior sale leaseback transactions.
Other noninterest expense was $142 million in the current quarter, compared to $154 million in the prior quarter and $107 million in the first quarter of 2016. The $12 million sequential decrease was due largely to higher legal and consulting costs incurred in the prior quarter. The $35 million year-over-year increase was driven primarily by higher legal and consulting fees and higher branch closure and severance costs incurred in the current quarter.

Income Taxes
For the current quarter, the Company recorded an income tax provision of $159 million, compared to $193 million for the prior quarter and $195 million for the first quarter of 2016. The decrease relative to both quarters was attributable in large part to a $22 million discrete tax benefit related to share-based compensation recognized during the current quarter (in accordance with ASU 2016-09, which the Company adopted in the second quarter of 2016). The effective tax rate for the current quarter was 25%, compared to 29% in the prior quarter and 30% in the first quarter of 2016.

Balance Sheet
At March 31, 2017, the Company had total assets of $205.6 billion and total shareholders’ equity of $23.5 billion, representing 11% of total assets. Book value per common share was $45.62 and tangible book value per common share was $33.06, both up slightly compared to December 31, 2016 and March 31, 2016, driven primarily by growth in retained earnings.
Loans
Average performing loans were $142.8 billion for the current quarter, a 1% increase over the prior quarter and a 4% increase over the first quarter of 2016. The sequential and year-over-year growth was driven largely by increases in consumer and C&I, offset partially by declines in home equity products.
Deposits
Average consumer and commercial deposits for the current quarter were $158.9 billion, a 1% increase over the prior quarter and a 6% increase over the first quarter of 2016. The sequential growth was due largely to a 4% increase in NOW account balances and a 1% increase in money market account balances, offset largely by a 4% decrease in demand deposits. Compared to the first quarter of 2016, growth was driven primarily by increases in NOW, money market, and demand deposit accounts.
Capital and Liquidity
The Company’s estimated capital ratios were well above current regulatory requirements with the Common Equity Tier 1 ratio estimated to be 9.7% at March 31, 2017, and 9.5% on a fully phased-in basis. The ratios of average total equity to average total assets and tangible common equity to tangible assets were 11.6% and 8.1%, respectively, at March 31, 2017. The Company continues to have substantial available liquidity in the form of cash, high-quality government-backed or government-sponsored securities, and other available contingency funding sources.
The Company declared a common stock dividend of $0.26 per common share and repurchased $414 million of its outstanding common stock in the first quarter of 2017, which included $240 million as originally contemplated under its 2016 capital plan and an incremental $174 million of common stock under the 1% of Tier 1 Capital de-minimis exception permitted under the applicable 2016 Capital Plan Rule. The Company currently expects to repurchase approximately $240 million of additional common stock during the second quarter of 2017 to complete its 2016 capital plan.
Asset Quality
Total nonperforming assets were $858 million at March 31, 2017, down $61 million compared to the prior quarter and $177 million compared to the first quarter of 2016. The decrease in nonperforming assets compared to both the prior quarter and the prior year was due primarily to the continued resolution of problem energy credits. The ratio of nonperforming loans to total loans was 0.55%, 0.59%, and 0.70% at March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

Net charge-offs were $112 million during the current quarter, a decrease of $24 million compared to the prior quarter and an increase of $27 million compared to the first quarter of 2016. The decrease compared to the prior quarter was driven by lower net charge-offs associated with energy, commercial construction, and residential mortgages. The increase compared to the prior year was driven primarily by higher commercial charge-offs. The ratio of annualized net charge-offs to total average loans was 0.32% during the current quarter, compared to 0.38% during the prior quarter and 0.25% during the first quarter of 2016. The provision for credit losses was $119 million in the current quarter, an increase of $18 million compared to both the prior quarter and the first quarter of 2016.
At March 31, 2017, the allowance for loan and lease losses was $1.7 billion, which represented 1.20% of total loans, an increase of $5 million, or 1 basis point, relative to December 31, 2016.
Early stage delinquencies were 0.72% at March 31, 2017, unchanged compared to the prior quarter. Excluding government-guaranteed loans which accounts for 0.50%, early stage delinquencies were 0.22%, down 5 basis points from the prior quarter and down 7 basis points compared to a year ago.
Accruing restructured loans totaled $2.5 billion and nonaccruing restructured loans totaled $329 million at March 31, 2017, of which $2.6 billion were residential loans, $170 million were consumer loans, and $150 million were commercial loans.

OTHER INFORMATION

About SunTrust Banks, Inc.
SunTrust Banks, Inc. is a purpose-driven company dedicated to Lighting the Way to Financial Well-Being for the people, businesses, and communities it serves. Headquartered in Atlanta, the Company has three business segments: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. Its flagship subsidiary, SunTrust Bank, operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states, along with 24-hour digital access. Certain business lines serve consumer, commercial, corporate, and institutional clients nationally. As of March 31, 2017, SunTrust had total assets of $206 billion and total deposits of $163 billion. The Company provides deposit, credit, trust, investment, mortgage, asset management, securities brokerage, and capital market services. SunTrust leads onUp, a national movement inspiring Americans to build financial confidence. Join the movement at onUp.com.
Business Segment Results
The Company has included its business segment financial tables as part of this release. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on April 21, 2017, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-877-209-9920 (Passcode: SunTrust). Individuals calling from outside the United States should dial 1-612-332-1210 (Passcode: SunTrust). A replay of the call will be available approximately one hour after the call ends on April 21, 2017, and will remain available until May 21, 2017, by dialing 1-800-475-6701 (domestic) or 1-320-365-3844 (international) (Passcode: 420348). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of April 21, 2017, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release beginning at page 21.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the Company presents total revenue, net interest income, net interest margin, and efficiency ratios on a fully taxable equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income.

The Company presents the following additional non-GAAP measures because many investors find them useful. Specifically:

•
The Company presents the allowance for loan and lease losses and early stage delinquencies excluding government-guaranteed loans and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance, and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss, better depicts the allowance relative to loans the allowance is intended to cover.

•
The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, the ratio of tangible equity to tangible assets, the ratio of tangible common equity to tangible assets, tangible book value per share, and the return on tangible common shareholders’ equity, which removes the after-tax impact of purchase accounting intangible assets from shareholders' equity and removes related intangible asset amortization from net income available to common shareholders. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that result from merger and acquisition activity and amortization expense (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital position and return on average tangible common shareholders' equity to other companies in the industry who present similar measures. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. These measures are utilized by management to assess the capital adequacy and profitability of the Company.

•
Similarly, the Company presents an efficiency ratio-FTE and a tangible efficiency ratio-FTE. The efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE. The tangible efficiency ratio-FTE excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

•
The Company presents the Basel III Common Equity Tier 1 (CET1), on a fully-phased in basis. Fully phased-in ratios consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes this measure is useful to investors who wish to understand the Company's current compliance with future regulatory requirements.

Important Cautionary Statement About Forward-Looking Statements
This news release contains forward-looking statements. Statements regarding potential future share repurchases and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	Three Months Ended March 31%
	2017	2016	Change
EARNINGS & DIVIDENDS
Net income	$468	$447	5%
Net income available to common shareholders	451	430	5
Total revenue	2,213	2,063	7
Total revenue-FTE [1]	2,247	2,099	7
Net income per average common share:
Diluted	0.91	0.84	8
Basic	0.92	0.85	8
Dividends paid per common share	0.26	0.24	8
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$204,252	$193,014	6%
Earning assets	183,606	174,189	5
Loans	143,670	138,372	4
Intangible assets including mortgage servicing rights ("MSRs")	8,026	7,569	6
MSRs	1,604	1,215	32
Consumer and commercial deposits	158,874	149,229	6
Total shareholders’ equity	23,671	23,797	(1)
Preferred stock	1,225	1,225	—
Period End Balances:
Total assets	205,642	194,158	6
Earning assets	183,279	175,710	4
Loans	143,529	139,746	3
Allowance for loan and lease losses ("ALLL")	1,714	1,770	(3)
Consumer and commercial deposits	161,531	151,264	7
Total shareholders’ equity	23,484	24,053	(2)
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	0.93%	—%
Return on average common shareholders’ equity	8.19	7.71	6
Return on average tangible common shareholders' equity [1]	11.28	10.60	6
Net interest margin	3.02	2.96	2
Net interest margin-FTE [1]	3.09	3.04	2
Efficiency ratio	66.20	63.89	4
Efficiency ratio-FTE [1]	65.19	62.81	4
Tangible efficiency ratio-FTE [1]	64.60	62.33	4
Effective tax rate	25	30	(17)
Basel III capital ratios at period end (transitional) [2]:
Common Equity Tier 1 ("CET1")	9.69	9.90	(2)
Tier 1 capital	10.40	10.63	(2)
Total capital	12.37	12.39	—
Leverage	9.09	9.50	(4)
Basel III fully phased-in CET1 ratio [1,2]	9.54	9.77	(2)
Total average shareholders’ equity to total average assets	11.59	12.33	(6)
Tangible equity to tangible assets [1]	8.72	9.56	(9)
Tangible common equity to tangible assets [1]	8.06	8.85	(9)
Book value per common share	$45.62	$44.97	1
Tangible book value per common share [1]	33.06	32.90	—
Market capitalization	26,860	18,236	47
Average common shares outstanding:
Diluted	496,002	509,931	(3)
Basic	490,091	505,482	(3)
Full-time equivalent employees	24,215	23,945	1
Number of ATMs	2,132	2,153	(1)
Full service banking offices	1,316	1,397	(6)

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]	Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2017	2016	2016	2016	2016
EARNINGS & DIVIDENDS
Net income	$468	$465	$474	$492	$447
Net income available to common shareholders	451	448	457	475	430
Total revenue	2,213	2,158	2,197	2,186	2,063
Total revenue-FTE [1]	2,247	2,192	2,231	2,221	2,099
Net income per average common share:
Diluted	0.91	0.90	0.91	0.94	0.84
Basic	0.92	0.91	0.92	0.95	0.85
Dividends paid per common share	0.26	0.26	0.26	0.24	0.24
CONDENSED BALANCE SHEETS
Selected Average Balances:
Total assets	$204,252	$203,146	$201,476	$198,305	$193,014
Earning assets	183,606	182,475	180,523	178,055	174,189
Loans	143,670	142,578	142,257	141,238	138,372
Intangible assets including MSRs	8,026	7,654	7,415	7,543	7,569
MSRs	1,604	1,291	1,065	1,192	1,215
Consumer and commercial deposits	158,874	157,996	155,313	154,166	149,229
Total shareholders’ equity	23,671	24,044	24,410	24,018	23,797
Preferred stock	1,225	1,225	1,225	1,225	1,225
Period End Balances:
Total assets	205,642	204,875	205,091	198,892	194,158
Earning assets	183,279	184,610	181,341	178,852	175,710
Loans	143,529	143,298	141,532	141,656	139,746
ALLL	1,714	1,709	1,743	1,774	1,770
Consumer and commercial deposits	161,531	158,864	157,592	151,779	151,264
Total shareholders’ equity	23,484	23,618	24,449	24,464	24,053
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.93%	0.91%	0.94%	1.00%	0.93%
Return on average common shareholders’ equity	8.19	7.85	7.89	8.43	7.71
Return on average tangible common shareholders' equity [1]	11.28	10.76	10.73	11.54	10.60
Net interest margin	3.02	2.93	2.88	2.91	2.96
Net interest margin-FTE [1]	3.09	3.00	2.96	2.99	3.04
Efficiency ratio	66.20	64.74	64.13	61.53	63.89
Efficiency ratio-FTE [1]	65.19	63.73	63.14	60.56	62.81
Tangible efficiency ratio-FTE [1]	64.60	63.08	62.54	60.05	62.33
Effective tax rate	25	29	31	29	30
Basel III capital ratios at period end (transitional) [2]:
CET1	9.69	9.59	9.78	9.84	9.90
Tier 1 capital	10.40	10.28	10.50	10.57	10.63
Total capital	12.37	12.26	12.57	12.68	12.39
Leverage	9.09	9.22	9.28	9.35	9.50
Basel III fully phased-in CET1 ratio [1,2]	9.54	9.43	9.66	9.73	9.77
Total average shareholders’ equity to total average assets	11.59	11.84	12.12	12.11	12.33
Tangible equity to tangible assets [1]	8.72	8.82	9.24	9.53	9.56
Tangible common equity to tangible assets [1]	8.06	8.15	8.57	8.85	8.85
Book value per common share	$45.62	$45.38	$46.63	$46.14	$44.97
Tangible book value per common share [1]	33.06	32.95	34.34	33.98	32.90
Market capitalization	26,860	26,942	21,722	20,598	18,236
Average common shares outstanding:
Diluted	496,002	497,055	500,885	505,633	509,931
Basic	490,091	491,497	496,304	501,374	505,482
Full-time equivalent employees	24,215	24,375	23,854	23,940	23,945
Number of ATMs	2,132	2,165	2,163	2,144	2,153
Full service banking offices	1,316	1,367	1,369	1,389	1,397

[1]	See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.

[2]	Current period capital ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31
	2017	2016	Amount	%
Interest income	$1,528	$1,411	$117	8%
Interest expense	162	129	33	26
NET INTEREST INCOME	1,366	1,282	84	7
Provision for credit losses	119	101	18	18
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,247	1,181	66	6
NONINTEREST INCOME
Service charges on deposit accounts	148	153	(5)	(3)
Other charges and fees	95	93	2	2
Card fees	82	78	4	5
Investment banking income	167	98	69	70
Trading income	51	55	(4)	(7)
Trust and investment management income	75	75	—	—
Retail investment services	68	69	(1)	(1)
Mortgage production related income	53	60	(7)	(12)
Mortgage servicing related income	58	62	(4)	(6)
Commercial real estate related income [1]	20	17	3	18
Net securities gains/(losses)	—	—	—	—
Other noninterest income [1]	30	21	9	43
Total noninterest income	847	781	66	8
NONINTEREST EXPENSE
Employee compensation and benefits	852	774	78	10
Outside processing and software	205	198	7	4
Net occupancy expense	92	85	7	8
Equipment expense	39	40	(1)	(3)
FDIC premium/regulatory exams	48	36	12	33
Marketing and customer development	42	44	(2)	(5)
Operating losses	32	24	8	33
Amortization	13	10	3	30
Other noninterest expense	142	107	35	33
Total noninterest expense	1,465	1,318	147	11
INCOME BEFORE PROVISION FOR INCOME TAXES	629	644	(15)	(2)
Provision for income taxes	159	195	(36)	(18)
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	470	449	21	5
Net income attributable to noncontrolling interest	2	2	—	—
NET INCOME	$468	$447	$21	5%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$451	$430	$21	5%
Net interest income-FTE [2]	1,400	1,318	82	6
Total revenue	2,213	2,063	150	7
Total revenue-FTE [2]	2,247	2,099	148	7
Net income per average common share:
Diluted	0.91	0.84	0.07	8
Basic	0.92	0.85	0.07	8
Cash dividends paid per common share	0.26	0.24	0.02	8
Average common shares outstanding:
Diluted	496,002	509,931	(13,929)	(3)
Basic	490,091	505,482	(15,391)	(3)

1 Beginning January 1, 2017, the Company began presenting income related to the Company's Pillar Financial, Community Capital, and Structured Real Estate businesses as a separate line item on the Consolidated Statements of Income titled Commercial real estate related income. For periods prior to January 1, 2017, these amounts were previously presented in Other noninterest income and have been reclassified to Commercial real estate related income for comparability.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Three Months Ended
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2017	2016	Amount	% [3]	2016	2016	2016
Interest income	$1,528	$1,492	$36	2%	$1,451	$1,424	$1,411
Interest expense	162	149	13	9	143	136	129
NET INTEREST INCOME	1,366	1,343	23	2	1,308	1,288	1,282
Provision for credit losses	119	101	18	18	97	146	101
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,247	1,242	5	—	1,211	1,142	1,181
NONINTEREST INCOME
Service charges on deposit accounts	148	154	(6)	(4)	162	162	153
Other charges and fees	95	90	5	6	93	104	93
Card fees	82	84	(2)	(2)	83	83	78
Investment banking income	167	122	45	37	147	126	98
Trading income	51	58	(7)	(12)	65	34	55
Trust and investment management income	75	73	2	3	80	75	75
Retail investment services	68	69	(1)	(1)	71	72	69
Mortgage production related income	53	78	(25)	(32)	118	111	60
Mortgage servicing related income	58	25	33	NM	49	52	62
Commercial real estate related income [1]	20	33	(13)	(39)	8	10	17
Net securities gains	—	—	—	—	—	4	—
Other noninterest income [1]	30	29	1	3	13	65	21
Total noninterest income	847	815	32	4	889	898	781
NONINTEREST EXPENSE
Employee compensation and benefits	852	762	90	12	773	763	774
Outside processing and software	205	209	(4)	(2)	225	202	198
Net occupancy expense	92	94	(2)	(2)	93	78	85
Equipment expense	39	43	(4)	(9)	44	42	40
FDIC premium/regulatory exams	48	46	2	4	47	44	36
Marketing and customer development	42	52	(10)	(19)	38	38	44
Operating losses	32	23	9	39	35	25	24
Amortization	13	14	(1)	(7)	14	11	10
Other noninterest expense	142	154	(12)	(8)	140	142	107
Total noninterest expense	1,465	1,397	68	5	1,409	1,345	1,318
INCOME BEFORE PROVISION FOR INCOME TAXES	629	660	(31)	(5)	691	695	644
Provision for income taxes	159	193	(34)	(18)	215	201	195
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	470	467	3	1	476	494	449
Net income attributable to noncontrolling interest	2	2	—	—	2	2	2
NET INCOME	$468	$465	$3	1%	$474	$492	$447
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$451	$448	$3	1%	$457	$475	$430
Net interest income-FTE [2]	1,400	1,377	23	2	1,342	1,323	1,318
Total revenue	2,213	2,158	55	3	2,197	2,186	2,063
Total revenue-FTE [2]	2,247	2,192	55	3	2,231	2,221	2,099
Net income per average common share:
Diluted	0.91	0.90	0.01	1	0.91	0.94	0.84
Basic	0.92	0.91	0.01	1	0.92	0.95	0.85
Cash dividends paid per common share	0.26	0.26	—	—	0.26	0.24	0.24
Average common shares outstanding:
Diluted	496,002	497,055	(1,053)	—	500,885	505,633	509,931
Basic	490,091	491,497	(1,406)	—	496,304	501,374	505,482

1 Beginning January 1, 2017, the Company began presenting income related to the Company's Pillar Financial, Community Capital, and Structured Real Estate businesses as a separate line item on the Consolidated Statements of Income titled Commercial real estate related income. For periods prior to January 1, 2017, these amounts were previously presented in Other noninterest income and have been reclassified to Commercial real estate related income for comparability.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP measures to the related U.S.GAAP measures.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31		Increase/(Decrease)
(Dollars in millions and shares in thousands, except per share data) (Unaudited)	2017	2016	Amount	% [2]
ASSETS
Cash and due from banks	$6,957	$3,074	$3,883	NM
Federal funds sold and securities borrowed or purchased under agreements to resell	1,292	1,229	63	5%
Interest-bearing deposits in other banks	25	24	1	4
Trading assets and derivative instruments	6,007	7,050	(1,043)	(15)
Securities available for sale	31,127	28,188	2,939	10
Loans held for sale ("LHFS")	2,109	1,911	198	10
Loans held for investment:
Commercial and industrial ("C&I")	68,971	68,963	8	—
Commercial real estate ("CRE")	5,067	6,034	(967)	(16)
Commercial construction	4,215	2,498	1,717	69
Residential mortgages - guaranteed	549	623	(74)	(12)
Residential mortgages - nonguaranteed	26,110	25,148	962	4
Residential home equity products	11,511	12,845	(1,334)	(10)
Residential construction	380	383	(3)	(1)
Consumer student - guaranteed	6,396	5,265	1,131	21
Consumer other direct	7,904	6,372	1,532	24
Consumer indirect	11,067	10,522	545	5
Consumer credit cards	1,359	1,093	266	24
Total loans held for investment	143,529	139,746	3,783	3
Allowance for loan and lease losses ("ALLL")	(1,714)	(1,770)	(56)	(3)
Net loans held for investment	141,815	137,976	3,839	3
Goodwill	6,338	6,337	1	—
MSRs	1,645	1,182	463	39
Other assets	8,327	7,187	1,140	16
Total assets [1]	$205,642	$194,158	$11,484	6%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$43,437	$42,256	$1,181	3%
Interest-bearing consumer and commercial deposits:
NOW accounts	46,222	39,273	6,949	18
Money market accounts	55,261	53,327	1,934	4
Savings	6,668	6,418	250	4
Consumer time	5,495	6,085	(590)	(10)
Other time	4,448	3,905	543	14
Total consumer and commercial deposits	161,531	151,264	10,267	7
Brokered time deposits	917	897	20	2
Foreign deposits	405	—	405	NM
Total deposits	162,853	152,161	10,692	7
Funds purchased	1,037	1,497	(460)	(31)
Securities sold under agreements to repurchase	1,704	1,774	(70)	(4)
Other short-term borrowings	1,955	1,673	282	17
Long-term debt	10,496	8,514	1,982	23
Trading liabilities and derivative instruments	1,225	1,536	(311)	(20)
Other liabilities	2,888	2,950	(62)	(2)
Total liabilities	182,158	170,105	12,053	7
SHAREHOLDERS' EQUITY
Preferred stock, no par value	1,225	1,225	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid-in capital	8,966	9,017	(51)	(1)
Retained earnings	16,322	14,999	1,323	9
Treasury stock, at cost, and other	(2,712)	(1,759)	953	54
Accumulated other comprehensive (loss)/income, net of tax	(867)	21	(888)	NM
Total shareholders' equity	23,484	24,053	(569)	(2)
Total liabilities and shareholders' equity	$205,642	$194,158	$11,484	6%

Common shares outstanding	485,712	505,443	(19,731)	(4)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	12	12	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	64,301	44,478	19,823	45
1 Includes earning assets of $183,279 and $175,710 at March 31, 2017 and 2016, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands, except per share data) (Unaudited)	March 31	December 31	Increase/(Decrease)		September 30	June 30	March 31
	2017	2016	Amount	%	2016	2016	2016
ASSETS
Cash and due from banks	$6,957	$5,091	$1,866	37%	$8,019	$4,134	$3,074
Federal funds sold and securities borrowed or purchased under agreements to resell	1,292	1,307	(15)	(1)	1,697	1,107	1,229
Interest-bearing deposits in other banks	25	25	—	—	24	24	24
Trading assets and derivative instruments	6,007	6,067	(60)	(1)	7,044	6,850	7,050
Securities available for sale	31,127	30,672	455	1	29,672	29,336	28,188
LHFS	2,109	4,169	(2,060)	(49)	3,772	2,468	1,911
Loans held for investment:
C&I	68,971	69,213	(242)	—	68,298	68,603	68,963
CRE	5,067	4,996	71	1	5,056	6,228	6,034
Commercial construction	4,215	4,015	200	5	3,875	2,617	2,498
Residential mortgages - guaranteed	549	537	12	2	521	534	623
Residential mortgages - nonguaranteed	26,110	26,137	(27)	—	26,306	26,037	25,148
Residential home equity products	11,511	11,912	(401)	(3)	12,178	12,481	12,845
Residential construction	380	404	(24)	(6)	393	397	383
Consumer student - guaranteed	6,396	6,167	229	4	5,844	5,562	5,265
Consumer other direct	7,904	7,771	133	2	7,358	6,825	6,372
Consumer indirect	11,067	10,736	331	3	10,434	11,195	10,522
Consumer credit cards	1,359	1,410	(51)	(4)	1,269	1,177	1,093
Total loans held for investment	143,529	143,298	231	—	141,532	141,656	139,746
ALLL	(1,714)	(1,709)	5	—	(1,743)	(1,774)	(1,770)
Net loans held for investment	141,815	141,589	226	—	139,789	139,882	137,976
Goodwill	6,338	6,337	1	—	6,337	6,337	6,337
MSRs	1,645	1,572	73	5	1,119	1,061	1,182
Other assets	8,327	8,046	281	3	7,618	7,693	7,187
Total assets [1]	$205,642	$204,875	$767	—%	$205,091	$198,892	$194,158
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$43,437	$43,431	$6	—%	$43,835	$42,466	$42,256
Interest-bearing consumer and commercial deposits:
NOW accounts	46,222	45,534	688	2	43,093	39,869	39,273
Money market accounts	55,261	54,166	1,095	2	54,763	53,410	53,327
Savings	6,668	6,266	402	6	6,256	6,343	6,418
Consumer time	5,495	5,534	(39)	(1)	5,659	5,836	6,085
Other time	4,448	3,933	515	13	3,986	3,855	3,905
Total consumer and commercial deposits	161,531	158,864	2,667	2	157,592	151,779	151,264
Brokered time deposits	917	924	(7)	(1)	950	972	897
Foreign deposits	405	610	(205)	(34)	300	—	—
Total deposits	162,853	160,398	2,455	2	158,842	152,751	152,161
Funds purchased	1,037	2,116	(1,079)	(51)	2,226	1,352	1,497
Securities sold under agreements to repurchase	1,704	1,633	71	4	1,724	1,622	1,774
Other short-term borrowings	1,955	1,015	940	93	949	1,883	1,673
Long-term debt	10,496	11,748	(1,252)	(11)	11,866	12,264	8,514
Trading liabilities and derivative instruments	1,225	1,351	(126)	(9)	1,484	1,245	1,536
Other liabilities	2,888	2,996	(108)	(4)	3,551	3,311	2,950
Total liabilities	182,158	181,257	901	—	180,642	174,428	170,105
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	1,225	1,225	—	—	1,225	1,225	1,225
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid-in capital	8,966	9,010	(44)	—	9,009	9,003	9,017
Retained earnings	16,322	16,000	322	2	15,681	15,353	14,999
Treasury stock, at cost, and other	(2,712)	(2,346)	366	16	(2,131)	(1,900)	(1,759)
Accumulated other comprehensive (loss)/income, net of tax	(867)	(821)	(46)	(6)	115	233	21
Total shareholders’ equity	23,484	23,618	(134)	(1)	24,449	24,464	24,053
Total liabilities and shareholders’ equity	$205,642	$204,875	$767	—%	$205,091	$198,892	$194,158

Common shares outstanding	485,712	491,188	(5,476)	(1)%	495,936	501,412	505,443
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	12	12	—	—	12	12	12
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	64,301	58,738	5,563	9	53,985	48,509	44,478
1 Includes earning assets of $183,279, $184,610, $181,341, $178,852, and $175,710 at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2017, and March 31, 2016, respectively.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID
	Three Months Ended						Increase/(Decrease) From
	March 31, 2017			December 31, 2016			Sequential Quarter		Prior Year Quarter
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans held for investment: [1]
Commercial and industrial ("C&I")	$69,076	$554	3.25%	$68,407	$549	3.19%	$669	0.06	$1,018	0.12
Commercial real estate ("CRE")	5,038	39	3.18	5,141	38	2.93	(103)	0.25	(1,028)	0.27
Commercial construction	4,076	34	3.39	3,852	31	3.22	224	0.17	1,844	0.11
Residential mortgages - guaranteed	567	4	3.07	542	4	2.57	25	0.50	(74)	(0.73)
Residential mortgages - nonguaranteed	25,918	247	3.80	26,065	244	3.75	(147)	0.05	1,206	(0.01)
Residential home equity products	11,466	116	4.10	11,809	116	3.91	(343)	0.19	(1,383)	0.15
Residential construction	385	4	4.04	382	4	4.24	3	(0.20)	17	(0.38)
Consumer student - guaranteed	6,278	65	4.20	5,990	62	4.12	288	0.08	1,186	0.22
Consumer other direct	7,819	97	5.02	7,556	88	4.64	263	0.38	1,580	0.54
Consumer indirect	10,847	92	3.43	10,633	92	3.44	214	(0.01)	568	0.04
Consumer credit cards	1,369	33	9.79	1,324	33	9.93	45	(0.14)	292	(0.52)
Nonaccrual	831	4	2.03	877	8	3.77	(46)	(1.74)	72	(0.69)
Total loans held for investment	143,670	1,289	3.64	142,578	1,269	3.54	1,092	0.10	5,298	0.14
Securities available for sale:
Taxable	30,590	185	2.42	29,314	166	2.27	1,276	0.15	3,426	0.03
Tax-exempt	286	2	3.04	273	2	3.08	13	(0.04)	135	(0.60)
Total securities available for sale	30,876	187	2.42	29,587	168	2.28	1,289	0.14	3,561	0.03
Federal funds sold and securities borrowed or purchased under agreements to resell	1,236	1	0.33	1,332	—	(0.03)	(96)	0.36	2	0.15
Loans held for sale ("LHFS")	2,611	24	3.71	3,570	30	3.42	(959)	0.29	795	(0.44)
Interest-bearing deposits in other banks	25	—	0.64	24	—	0.47	1	0.17	2	0.17
Interest earning trading assets	5,188	27	2.09	5,384	25	1.83	(196)	0.26	(241)	0.23
Total earning assets	183,606	1,528	3.38	182,475	1,492	3.25	1,131	0.13	9,417	0.12
Allowance for loan and lease losses ("ALLL")	(1,700)			(1,724)			24		50
Cash and due from banks	5,556			5,405			151		1,541
Other assets	15,952			15,375			577		1,313
Noninterest earning trading assets and derivative instruments	888			1,103			(215)		(499)
Unrealized (losses)/gains on securities available for sale, net	(50)			512			(562)		(584)
Total assets	$204,252			$203,146			$1,106		$11,238
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$44,745	$23	0.21%	$42,929	$17	0.16%	$1,816	0.05	$6,751	0.11
Money market accounts	54,902	34	0.25	54,416	30	0.22	486	0.03	1,839	0.07
Savings	6,415	—	0.02	6,259	—	0.03	156	(0.01)	236	(0.01)
Consumer time	5,487	9	0.69	5,599	10	0.69	(112)	—	(617)	(0.10)
Other time	4,232	10	0.97	3,954	10	0.97	278	—	419	(0.07)
Total interest-bearing consumer and commercial deposits	115,781	76	0.27	113,157	67	0.23	2,624	0.04	8,628	0.06
Brokered time deposits	917	3	1.28	935	3	1.28	(18)	—	19	(0.09)
Foreign deposits	678	1	0.66	308	—	0.45	370	0.21	674	0.33
Total interest-bearing deposits	117,376	80	0.28	114,400	70	0.24	2,976	0.04	9,321	0.06
Funds purchased	872	1	0.65	1,008	1	0.43	(136)	0.22	(527)	0.30
Securities sold under agreements to repurchase	1,715	3	0.61	1,708	2	0.45	7	0.16	(104)	0.21
Interest-bearing trading liabilities	1,002	6	2.61	1,146	6	2.13	(144)	0.48	(15)	0.05
Other short-term borrowings	1,753	2	0.49	978	—	0.11	775	0.38	(598)	0.17
Long-term debt	11,563	70	2.45	11,632	70	2.37	(69)	0.08	2,926	(0.28)
Total interest-bearing liabilities	134,281	162	0.49	130,872	149	0.45	3,409	0.04	11,003	0.07
Noninterest-bearing deposits	43,093			44,839			(1,746)		1,017
Other liabilities	2,860			3,112			(252)		(461)
Noninterest-bearing trading liabilities and derivative instruments	347			279			68		(195)
Shareholders’ equity	23,671			24,044			(373)		(126)
Total liabilities and shareholders’ equity	$204,252			$203,146			$1,106		$11,238
Interest Rate Spread			2.89%			2.80%		0.09		0.05
Net Interest Income		$1,366			$1,343
Net Interest Income-FTE [2]		$1,400			$1,377
Net Interest Margin [3]			3.02%			2.93%		0.09		0.06
Net Interest Margin-FTE [2,3]			3.09			3.00		0.09		0.05
1 Interest income includes loan fees of $45 million and $41 million for the three months ended March 31, 2017 and December 31, 2016, respectively.
2 See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for both the three months ended March 31, 2017 and December 31, 2016 was attributed to C&I loans.
3 Net interest margin is calculated by dividing annualized net interest income by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, INCOME/EXPENSE, AND AVERAGE YIELDS EARNED/RATES PAID, continued
	Three Months Ended
	September 30, 2016			June 30, 2016			March 31, 2016
(Dollars in millions) (Unaudited)	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans held for investment: [1]
C&I	$68,242	$536	3.13%	$68,918	$533	3.11%	$68,058	$529	3.13%
CRE	5,975	44	2.92	6,055	44	2.91	6,066	44	2.91
Commercial construction	2,909	24	3.28	2,589	21	3.25	2,232	18	3.28
Residential mortgages - guaranteed	540	5	3.34	580	6	3.98	641	6	3.80
Residential mortgages - nonguaranteed	26,022	243	3.74	25,408	241	3.80	24,712	236	3.81
Residential home equity products	12,075	119	3.93	12,464	122	3.95	12,849	126	3.95
Residential construction	379	4	4.47	376	4	4.41	368	4	4.42
Consumer student - guaranteed	5,705	58	4.03	5,412	54	3.98	5,092	50	3.98
Consumer other direct	7,090	81	4.56	6,590	74	4.54	6,239	70	4.48
Consumer indirect	11,161	96	3.41	10,771	90	3.37	10,279	87	3.39
Consumer credit cards	1,224	31	10.12	1,125	29	10.09	1,077	28	10.31
Nonaccrual	935	4	1.70	950	4	1.67	759	5	2.72
Total loans held for investment	142,257	1,245	3.48	141,238	1,222	3.48	138,372	1,203	3.50
Securities available for sale:
Taxable	28,460	157	2.21	27,910	160	2.29	27,164	162	2.39
Tax-exempt	181	2	3.41	151	1	3.60	151	1	3.64
Total securities available for sale	28,641	159	2.22	28,061	161	2.29	27,315	163	2.39
Federal funds sold and securities borrowed or purchased under agreements to resell	1,171	—	0.11	1,227	—	0.17	1,234	—	0.18
LHFS	2,867	25	3.47	2,015	18	3.61	1,816	19	4.15
Interest-bearing deposits in other banks	24	—	0.38	23	—	0.29	23	—	0.47
Interest earning trading assets	5,563	22	1.57	5,491	23	1.65	5,429	26	1.86
Total earning assets	180,523	1,451	3.20	178,055	1,424	3.22	174,189	1,411	3.26
ALLL	(1,756)			(1,756)			(1,750)
Cash and due from banks	5,442			5,127			4,015
Other assets	14,822			14,675			14,639
Noninterest earning trading assets and derivative instruments	1,538			1,527			1,387
Unrealized gains on securities available for sale, net	907			677			534
Total assets	$201,476			$198,305			$193,014
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$41,160	$15	0.14%	$41,691	$13	0.12%	$37,994	$10	0.10%
Money market accounts	54,500	29	0.21	53,186	25	0.19	53,063	24	0.18
Savings	6,304	—	0.03	6,399	1	0.02	6,179	—	0.03
Consumer time	5,726	10	0.69	5,984	11	0.76	6,104	12	0.79
Other time	3,981	10	0.97	3,881	10	1.03	3,813	10	1.04
Total interest-bearing consumer and commercial deposits	111,671	64	0.23	111,141	60	0.22	107,153	56	0.21
Brokered time deposits	959	3	1.31	913	3	1.35	898	3	1.37
Foreign deposits	130	—	0.37	46	—	0.34	4	—	0.33
Total interest-bearing deposits	112,760	67	0.24	112,100	63	0.23	108,055	59	0.22
Funds purchased	784	1	0.36	1,032	1	0.36	1,399	1	0.35
Securities sold under agreements to repurchase	1,691	2	0.45	1,718	2	0.40	1,819	2	0.40
Interest-bearing trading liabilities	930	5	2.11	1,006	6	2.39	1,017	6	2.56
Other short-term borrowings	1,266	—	0.19	1,220	—	0.20	2,351	2	0.32
Long-term debt	12,257	68	2.21	10,517	64	2.46	8,637	59	2.73
Total interest-bearing liabilities	129,688	143	0.44	127,593	136	0.43	123,278	129	0.42
Noninterest-bearing deposits	43,642			43,025			42,076
Other liabilities	3,356			3,217			3,321
Noninterest-bearing trading liabilities and derivative instruments	380			452			542
Shareholders’ equity	24,410			24,018			23,797
Total liabilities and shareholders’ equity	$201,476			$198,305			$193,014
Interest Rate Spread			2.76%			2.79%			2.84%
Net Interest Income		$1,308			$1,288			$1,282
Net Interest Income-FTE [2]		$1,342			$1,323			$1,318
Net Interest Margin [3]			2.88%			2.91%			2.96%
Net Interest Margin-FTE [2,3]			2.96			2.99			3.04

[1]	Interest income includes loan fees of $40 million, $41 million, and $43 million for the three months ended September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

[2]
See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures. Approximately 95% of the total FTE adjustment for the three months ended September 30, 2016, June 30, 2016, and March 31, 2016 was attributed to C&I loans.

[3]	Net interest margin is calculated by dividing annualized net interest income by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA
	Three Months Ended
	March 31		(Decrease)/Increase
(Dollars in millions) (Unaudited)	2017	2016	Amount	% [3]
CREDIT DATA
Allowance for credit losses, beginning of period	$1,776	$1,815	($39)	(2)%
Provision/(benefit) for unfunded commitments	2	(2)	4	NM
Provision/(benefit) for loan losses:
Commercial	46	98	(52)	(53)
Residential	5	(32)	37	NM
Consumer	66	37	29	78
Total provision for loan losses	117	103	14	14
Charge-offs:
Commercial	(63)	(32)	31	97
Residential	(29)	(41)	(12)	(29)
Consumer	(54)	(39)	15	38
Total charge-offs	(146)	(112)	34	30
Recoveries:
Commercial	13	10	3	30
Residential	9	6	3	50
Consumer	12	11	1	9
Total recoveries	34	27	7	26
Net charge-offs	(112)	(85)	27	32
Allowance for credit losses, end of period	$1,783	$1,831	($48)	(3)%
Components:
Allowance for loan and lease losses ("ALLL")	$1,714	$1,770	($56)	(3)%
Unfunded commitments reserve	69	61	8	13
Allowance for credit losses	$1,783	$1,831	($48)	(3)%
Net charge-offs to average loans held for investment (annualized):
Commercial	0.26%	0.12%	0.14	NM
Residential	0.22	0.36	(0.14)	(39)%
Consumer	0.64	0.49	0.15	31
Total net charge-offs to total average loans held for investment	0.32	0.25	0.07	28
Period Ended
Nonaccrual/nonperforming loans ("NPLs"):
Commercial	$352	$577	($225)	(39)%
Residential	428	390	38	10
Consumer	9	8	1	13
Total nonaccrual/NPLs	789	975	(186)	(19)
Other real estate owned (“OREO”)	62	52	10	19
Other repossessed assets	7	8	(1)	(13)
Total nonperforming assets ("NPAs")	$858	$1,035	($177)	(17)%
Accruing restructured loans	$2,545	$2,569	($24)	(1)%
Nonaccruing restructured loans	329	233	96	41
Accruing loans held for investment past due > 90 days (guaranteed)	1,190	962	228	24
Accruing loans held for investment past due > 90 days (non-guaranteed)	37	34	3	9
Accruing LHFS past due > 90 days	1	1	—	—
NPLs to total loans held for investment	0.55%	0.70%	(0.15)	(21)%
NPAs to total loans held for investment plus OREO and other repossessed assets	0.60	0.74	(0.14)	(19)
ALLL to period-end loans held for investment [1,2]	1.20	1.27	(0.07)	(6)
ALLL to NPLs [1,2]	2.18x	1.83x	0.35x	19
ALLL to annualized net charge-offs [1]	3.78x	5.20x	(1.42x)	(27)

1 This ratio is computed using the allowance for loan and lease losses ("ALLL").
2 Loans carried at fair value were excluded from the calculation.
3 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA
	Three Months Ended				Three Months Ended
	March 31	December 31	(Decrease)/Increase		September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2017	2016	Amount	% [3]	2016	2016	2016
CREDIT DATA
Allowance for credit losses, beginning of period	$1,776	$1,811	($35)	(2)%	$1,840	$1,831	$1,815
Provision/(benefit) for unfunded commitments	2	(1)	3	NM	2	5	(2)
Provision/(benefit) for loan losses:
Commercial	46	36	10	28	81	114	98
Residential	5	13	(8)	(62)	(36)	(4)	(32)
Consumer	66	53	13	25	50	31	37
Total provision for loan losses	117	102	15	15	95	141	103
Charge-offs:
Commercial	(63)	(78)	(15)	(19)	(78)	(99)	(32)
Residential	(29)	(34)	(5)	(15)	(28)	(33)	(41)
Consumer	(54)	(51)	3	6	(44)	(35)	(39)
Total charge-offs	(146)	(163)	(17)	(10)	(150)	(167)	(112)
Recoveries:
Commercial	13	9	4	44	7	9	10
Residential	9	8	1	13	7	9	6
Consumer	12	10	2	20	10	12	11
Total recoveries	34	27	7	26	24	30	27
Net charge-offs	(112)	(136)	(24)	(18)	(126)	(137)	(85)
Allowance for credit losses, end of period	$1,783	$1,776	$7	—%	$1,811	$1,840	$1,831
Components:
ALLL	$1,714	$1,709	$5	—%	$1,743	$1,774	$1,770
Unfunded commitments reserve	69	67	2	3	68	66	61
Allowance for credit losses	$1,783	$1,776	$7	—%	$1,811	$1,840	$1,831
Net charge-offs to average loans held for investment (annualized):
Commercial	0.26%	0.35%	(0.09)	(26)%	0.37%	0.46%	0.12%
Residential	0.22	0.26	(0.04)	(15)	0.21	0.24	0.36
Consumer	0.64	0.64	—	—	0.52	0.39	0.49
Total net charge-offs to total average loans held for investment	0.32	0.38	(0.06)	(16)	0.35	0.39	0.25
Period Ended
Nonaccrual/NPLs:
Commercial	$352	$414	($62)	(15)%	$513	$503	$577
Residential	428	424	4	1	429	433	390
Consumer	9	7	2	29	7	8	8
Total nonaccrual/NPLs	789	845	(56)	(7)	949	944	975
OREO	62	60	2	3	57	49	52
Other repossessed assets	7	14	(7)	(50)	13	8	8
Total NPAs	$858	$919	($61)	(7)%	$1,019	$1,001	$1,035
Accruing restructured loans	$2,545	$2,535	$10	—%	$2,522	$2,541	$2,569
Nonaccruing restructured loans	329	306	23	8	306	307	233
Accruing loans held for investment past due > 90 days (guaranteed)	1,190	1,254	(64)	(5)	1,114	999	962
Accruing loans held for investment past due > 90 days (non-guaranteed)	37	34	3	9	30	42	34
Accruing LHFS past due > 90 days	1	1	—	—	2	1	1
NPLs to total loans held for investment	0.55%	0.59%	(0.04)	(7)%	0.67%	0.67%	0.70%
NPAs to total loans held for investment plus OREO and other repossessed assets	0.60	0.64	(0.04)	(6)	0.72	0.71	0.74
ALLL to period-end loans held for investment [1,2]	1.20	1.19	0.01	1	1.23	1.25	1.27
ALLL to NPLs [1,2]	2.18x	2.03x	0.15x	7	1.84x	1.89x	1.83x
ALLL to annualized net charge-offs [1]	3.78x	3.17x	0.61x	19	3.49x	3.22x	5.20x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSETS ROLLFORWARD
Balance, beginning of period	$1,307	$18	$1,325
Amortization	—	(2)	(2)
Servicing rights originated	46	—	46
Servicing rights purchased	77	—	77
Fair value changes due to inputs and assumptions [1]	(204)	—	(204)
Other changes in fair value [2]	(43)	—	(43)
Servicing rights sold	(1)	—	(1)
Balance, March 31, 2016	$1,182	$16	$1,198

Balance, beginning of period	$1,572	$85	$1,657
Amortization	—	(5)	(5)
Servicing rights originated	96	5	101
Fair value changes due to inputs and assumptions [1]	27	—	27
Other changes in fair value [2]	(50)	—	(50)
Other [3]	—	(1)	(1)
Balance, March 31, 2017	$1,645	$84	$1,729
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.
3 Represents measurement period adjustment on other intangible assets previously acquired in Pillar acquisition.

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Shares in thousands) (Unaudited)	2017	2016	2016	2016	2016
COMMON SHARES OUTSTANDING ROLLFORWARD
Balance, beginning of period	491,188	495,936	501,412	505,443	508,712
Common shares issued for employee benefit plans	1,536	560	259	752	991
Repurchases of common stock	(7,012)	(5,308)	(5,735)	(4,783)	(4,260)
Balance, end of period	485,712	491,188	495,936	501,412	505,443

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES [1]

	Three Months Ended
	March 31	December 31	September 30	June 30	March 31
(Dollars in millions) (Unaudited)	2017	2016	2016	2016	2016
Net interest income	$1,366	$1,343	$1,308	$1,288	$1,282
Fully taxable-equivalent ("FTE") adjustment	34	34	34	35	36
Net interest income-FTE [2]	1,400	1,377	1,342	1,323	1,318
Noninterest income	847	815	889	898	781
Total revenue-FTE [2]	$2,247	$2,192	$2,231	$2,221	$2,099

Return on average common shareholders’ equity	8.19%	7.85%	7.89%	8.43%	7.71%
Impact of removing average intangible assets and related pre-tax amortization, other than MSRs and other servicing rights	3.09	2.91	2.84	3.11	2.89
Return on average tangible common shareholders' equity [3]	11.28%	10.76%	10.73%	11.54%	10.60%

Net interest margin	3.02%	2.93%	2.88%	2.91%	2.96%
Impact of FTE adjustment	0.07	0.07	0.08	0.08	0.08
Net interest margin-FTE [2]	3.09%	3.00%	2.96%	2.99%	3.04%

Noninterest expense	$1,465	$1,397	$1,409	$1,345	$1,318
Total revenue	2,213	2,158	2,197	2,186	2,063
Efficiency ratio [4]	66.20%	64.74%	64.13%	61.53%	63.89%
Impact of FTE adjustment	(1.01)	(1.01)	(0.99)	(0.97)	(1.08)
Efficiency ratio-FTE [2,4]	65.19	63.73	63.14	60.56	62.81
Impact of excluding amortization related to intangible assets and certain tax credits	(0.59)	(0.65)	(0.60)	(0.51)	(0.48)
Tangible efficiency ratio-FTE [2,5]	64.60%	63.08%	62.54%	60.05%	62.33%

Basel III Common Equity Tier 1 ("CET1") ratio (transitional) [6]	9.69%	9.59%	9.78%	9.84%	9.90%
Impact of MSRs and other under fully phased-in approach	(0.15)	(0.16)	(0.12)	(0.11)	(0.13)
Basel III fully phased-in CET1 ratio [6]	9.54%	9.43%	9.66%	9.73%	9.77%

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents net interest income-FTE, total revenue-FTE, net interest margin-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income-FTE plus noninterest income.
3 The Company presents return on average tangible common shareholders' equity, which removes the after-tax impact of purchase accounting intangible assets from average common shareholders' equity and removes related intangible asset amortization from net income available to common shareholders. The Company believes this measure is useful to investors because, by removing the amount of intangible assets and related pre-tax amortization expense (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry. The Company also believes that removing these items provides a more relevant measure of the return on the Company's common shareholders' equity. This measure is utilized by management to assess the profitability of the Company.
4 Efficiency ratio is computed by dividing noninterest expense by total revenue. Efficiency ratio-FTE is computed by dividing noninterest expense by total revenue-FTE.
5 The Company presents a tangible efficiency ratio, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
6 Current period Basel III capital ratios are estimated as of the earnings release date. Fully phased-in ratios consider a 250% risk-weighting for MSRs and deduction from capital of certain carryforward DTAs, the overfunded pension asset, and other intangible assets. The Company believes these measures may be useful to investors who wish to understand the Company's current compliance with future regulatory requirements.

SunTrust Banks, Inc. and Subsidiaries APPENDIX A TO THE EARNINGS RELEASE - RECONCILEMENT OF NON-U.S. GAAP MEASURES, continued [1]

	March 31	December 31	September 30	June 30	March 31
(Dollars in millions, except per share data) (Unaudited)	2017	2016	2016	2016	2016
Total shareholders' equity	$23,484	$23,618	$24,449	$24,464	$24,053
Goodwill, net of deferred taxes of $252 million, $251 million, $248 million, $246 million, and $243 million, respectively	(6,086)	(6,086)	(6,089)	(6,091)	(6,094)
Other intangible assets (including MSRs and other servicing rights), net of deferred taxes of $2 million, $1 million, $2 million, $2 million, and $3 million, respectively	(1,727)	(1,656)	(1,129)	(1,073)	(1,195)
MSRs and other servicing rights	1,711	1,638	1,124	1,067	1,189
Tangible equity [2]	17,382	17,514	18,355	18,367	17,953
Noncontrolling interest	(101)	(103)	(101)	(103)	(101)
Preferred stock	(1,225)	(1,225)	(1,225)	(1,225)	(1,225)
Tangible common equity [2]	$16,056	$16,186	$17,029	$17,039	$16,627

Total assets	$205,642	$204,875	$205,091	$198,892	$194,158
Goodwill	(6,338)	(6,337)	(6,337)	(6,337)	(6,337)
Other intangible assets (including MSRs and other servicing rights)	(1,729)	(1,657)	(1,131)	(1,075)	(1,198)
MSRs and other servicing rights	1,711	1,638	1,124	1,067	1,189
Tangible assets	$199,286	$198,519	$198,747	$192,547	$187,812
Tangible equity to tangible assets [2]	8.72%	8.82%	9.24%	9.53%	9.56%
Tangible common equity to tangible assets [2]	8.06	8.15	8.57	8.85	8.85
Tangible book value per common share [3]	$33.06	$32.95	$34.34	$33.98	$32.90

1 Certain amounts in this schedule are presented net of applicable income taxes, calculated based on each subsidiary’s federal and state tax rates and are adjusted for any permanent differences.
2 The Company presents certain capital information on a tangible basis, including tangible equity, tangible common equity, the ratio of tangible equity to tangible assets, and the ratio of tangible common equity to tangible assets, which remove the after-tax impact of purchase accounting intangible assets from shareholders' equity. The Company believes these measures are useful to investors because, by removing the amount of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. These measures are used by management to analyze capital adequacy.
3 The Company presents tangible book value per common share, which excludes the after-tax impact of purchase accounting intangible assets and also excludes noncontrolling interest and preferred stock from shareholders' equity. The Company believes this measure is useful to investors because, by removing the amount of intangible assets, noncontrolling interest, and preferred stock (the levels of which may vary from company to company), it allows investors to more easily compare the Company’s book value of common stock to other companies in the industry.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2017	2016	% Change [4]
Statements of Income:
Net interest income	$766	$719	7%
FTE adjustment	—	—	—
Net interest income-FTE [1]	766	719	7
Provision for credit losses [2]	88	29	NM
Net interest income-FTE - after provision for credit losses [1]	678	690	(2)
Noninterest income before net securities gains/(losses)	350	356	(2)
Net securities gains/(losses)	—	—	—
Total noninterest income	350	356	(2)
Noninterest expense before amortization	796	740	8
Amortization	1	1	—
Total noninterest expense	797	741	8
Income-FTE - before provision for income taxes [1]	231	305	(24)
Provision for income taxes	85	113	(25)
FTE adjustment	—	—	—
Net income including income attributable to noncontrolling interest	146	192	(24)
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$146	$192	(24)%

Total revenue	$1,116	$1,075	4%
Total revenue-FTE [1]	1,116	1,075	4
Selected Average Balances:
Total loans	$44,074	$41,589	6%
Goodwill	4,262	4,262	—
Other intangible assets excluding MSRs	9	16	(44)
Total assets	49,794	47,285	5
Consumer and commercial deposits	98,871	93,238	6
Performance Ratios:
Efficiency ratio	71.46%	68.93%
Impact of FTE adjustment	—	—
Efficiency ratio-FTE [1]	71.46	68.93
Impact of excluding amortization and associated funding cost of intangible assets	(1.41)	(1.46)
Tangible efficiency ratio-FTE [1,3]	70.05%	67.47%
Other Information (End of Period):
Trust and institutional managed assets	$41,623	$41,740	—%
Retail brokerage managed assets	14,039	10,976	28
Total managed assets	55,662	52,716	6
Non-managed assets	94,357	91,496	3
Total assets under advisement	$150,019	$144,212	4%

[1]
Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]
A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2017	2016	% Change [4]
Statements of Income:
Net interest income	$543	$495	10%
FTE adjustment	34	35	(3)
Net interest income-FTE [1]	577	530	9
Provision for credit losses [2]	31	82	(62)
Net interest income-FTE - after provision for credit losses [1]	546	448	22
Noninterest income before net securities gains/(losses)	403	313	29
Net securities gains/(losses)	—	—	—
Total noninterest income	403	313	29
Noninterest expense before amortization	469	402	17
Amortization	13	9	44
Total noninterest expense	482	411	17
Income-FTE - before provision for income taxes [1]	467	350	33
Provision for income taxes	102	68	50
FTE adjustment	72	63	14
Net income including income attributable to noncontrolling interest	293	219	34
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$293	$219	34%

Total revenue	$946	$808	17%
Total revenue-FTE [1]	980	843	16
Selected Average Balances:
Total loans	$72,451	$70,773	2%
Goodwill	2,076	2,075	—
Other intangible assets excluding MSRs	75	1	NM
Total assets	85,864	84,363	2
Consumer and commercial deposits	57,393	53,620	7
Performance Ratios:
Efficiency ratio	50.95%	50.87%
Impact of FTE adjustment	(1.79)	(2.15)
Efficiency ratio-FTE [1]	49.16	48.72
Impact of excluding amortization and associated funding cost of intangible assets	(1.83)	(1.72)
Tangible efficiency ratio-FTE [1,3]	47.33%	47.00%

[1]
Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]
A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2017	2016	% Change
Statements of Income:
Net interest income	$113	$120	(6)%
FTE adjustment	—	—	—
Net interest income-FTE [1]	113	120	(6)
Provision/(benefit) for credit losses [2]	—	(10)	(100)
Net interest income-FTE - after provision/(benefit) for credit losses [1]	113	130	(13)
Noninterest income before net securities gains/(losses)	115	126	(9)
Net securities gains/(losses)	—	—	—
Total noninterest income	115	126	(9)
Noninterest expense before amortization	184	174	6
Amortization	—	—	—
Total noninterest expense	184	174	6
Income-FTE - before provision for income taxes [1]	44	82	(46)
Provision for income taxes	13	30	(57)
FTE adjustment	2	2	—
Net income including income attributable to noncontrolling interest	29	50	(42)
Less: net income attributable to noncontrolling interest	—	—	—
Net income	$29	$50	(42)%

Total revenue	$228	$246	(7)%
Total revenue-FTE [1]	228	246	(7)
Selected Average Balances:
Total loans	$27,078	$25,946	4%
Goodwill	—	—	—
Other intangible assets excluding MSRs	—	—	—
Total assets	31,475	29,203	8
Consumer and commercial deposits	2,543	2,311	10
Performance Ratios:
Efficiency ratio	80.70%	71.05%
Impact of FTE adjustment	—	—
Efficiency ratio-FTE [1]	80.70	71.05
Impact of excluding amortization and associated funding cost of intangible assets	—	—
Tangible efficiency ratio-FTE [1,3]	80.70%	71.05%
Production Data:
Channel mix
Retail	$2,292	$2,251	2%
Correspondent	3,199	2,701	18
Total production	$5,491	$4,952	11%
Channel mix - percent
Retail	42%	45%
Correspondent	58	55
Total production	100%	100%
Purchase and refinance mix
Refinance	$2,532	$2,613	(3)%
Purchase	2,959	2,339	27
Total production	$5,491	$4,952	11%
Purchase and refinance mix - percent
Refinance	46%	53%
Purchase	54	47
Total production	100%	100%

Applications	$7,744	$9,205	(16)%
Mortgage Servicing Data (End of Period):
Total loans serviced	$164,484	$148,941	10%
Total loans serviced for others	135,633	121,277	12
Net carrying value of MSRs	1,645	1,182	39
Ratio of net carrying value of MSRs to total loans serviced for others	1.213%	0.975%
1 Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.
2 Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision/(benefit) attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
3 A tangible efficiency ratio is presented, which excludes the amortization related to intangible assets and certain tax credits. The Company believes this measure is useful to investors because, by removing the impact of amortization (the level of which may vary from company to company), it allows investors to more easily compare this segment's efficiency to other business segments and companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER
	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2017	2016	% Change [4]
Statements of Income:
Net interest income/(expense) [1]	($56)	($52)	(8)%
FTE adjustment	—	1	(100)
Net interest income/(expense)-FTE [2]	(56)	(51)	(10)
Provision for credit losses [3]	—	—	—
Net interest income/(expense)-FTE - after provision for credit losses [2]	(56)	(51)	(10)
Noninterest income/(expense) before net securities gains/(losses)	(21)	(14)	(50)
Net securities gains/(losses)	—	—	—
Total noninterest income/(expense)	(21)	(14)	(50)
Noninterest expense/(income) before amortization	3	(8)	NM
Amortization	(1)	—	NM
Total noninterest expense/(income)	2	(8)	NM
Income/(loss)-FTE - before benefit for income taxes [2]	(79)	(57)	(39)
Benefit for income taxes	(41)	(16)	NM
FTE adjustment	(40)	(29)	(38)
Net income/(loss) including income attributable to noncontrolling interest	2	(12)	NM
Less: net income attributable to noncontrolling interest	2	2	—
Net income/(loss)	$—	($14)	100%

Total revenue	($77)	($66)	(17)%
Total revenue-FTE [2]	(77)	(65)	(18)

Selected Average Balances:
Total loans	$67	$64	5%
Securities available for sale	30,837	27,272	13
Goodwill	—	—	—
Other intangible assets excluding MSRs	—	—	—
Total assets	37,119	32,163	15
Consumer and commercial deposits	67	60	12

Other Information (End of Period):
Duration of investment portfolio (in years)	4.8	4.1
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 200 basis point increase in rates over next 12 months	3.2%	5.5%
Instantaneous 100 basis point increase in rates over next 12 months	1.8%	3.0%
Instantaneous 25 basis point decrease in rates over next 12 months	(0.6)%	(1.1)%

[1]	Net interest income/(expense) is driven by matched funds transfer pricing applied for segment reporting and actual net interest income.

[2]
Net interest income/(expense)-FTE, income/(loss)-FTE, and total revenue-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue-FTE equals net interest income on an FTE basis plus noninterest income.

[3]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments for the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitments reserve balances.

4 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED SEGMENT TOTALS

	Three Months Ended March 31
(Dollars in millions) (Unaudited)	2017	2016	% Change [2]
Statements of Income:
Net interest income	$1,366	$1,282	7%
FTE adjustment	34	36	(6)
Net interest income-FTE [1]	1,400	1,318	6
Provision for credit losses	119	101	18
Net interest income-FTE - after provision for credit losses [1]	1,281	1,217	5
Noninterest income before net securities gains/(losses)	847	781	8
Net securities gains/(losses)	—	—	—
Total noninterest income	847	781	8
Noninterest expense before amortization	1,452	1,308	11
Amortization	13	10	30
Total noninterest expense	1,465	1,318	11
Income-FTE - before provision for income taxes [1]	663	680	(3)
Provision for income taxes	159	195	(18)
FTE adjustment	34	36	(6)
Net income including income attributable to noncontrolling interest	470	449	5
Less: net income attributable to noncontrolling interest	2	2	—
Net income	$468	$447	5%

Total revenue	$2,213	$2,063	7%
Total revenue-FTE [1]	2,247	2,099	7

Selected Average Balances:
Total loans	$143,670	$138,372	4%
Goodwill	6,338	6,337	—
Other intangible assets excluding MSRs	84	17	NM
Total assets	204,252	193,014	6
Consumer and commercial deposits	158,874	149,229	6

Performance Ratios:
Efficiency ratio	66.20%	63.89%
Impact of FTE adjustment	(1.01)	(1.08)
Efficiency ratio-FTE [1]	65.19	62.81
Impact of excluding amortization and associated funding cost of intangible assets	(0.59)	(0.48)
Tangible efficiency ratio-FTE [1]	64.60%	62.33%

1 Net interest income-FTE, income-FTE, total revenue-FTE, efficiency ratio-FTE, and tangible efficiency ratio-FTE are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. See Appendix A for additional information and reconcilements of non-U.S. GAAP performance measures.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.